UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 28, 2021
Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 28, 2021, inTEST Corporation (the “Company”) entered into and consummated an Asset Purchase Agreement among the Company, Videology Imaging Corporation, a wholly-owned subsidiary of the Company (the “US Buyer”), Videology Imaging Solutions, Inc. (“Videology US”) and Carol Ethier (the “Owner”), pursuant to which the US Buyer acquired substantially all of the assets of Videology US for approximately $7.2 million in cash.

In addition, on October 28, 2021, Ambrell B.V. (“Europe Buyer” and together with the US Buyer, the “Buyers”), a subsidiary of Ambrell Corporation, a wholly-owned subsidiary of the Company, entered into and consummated an Asset Purchase Agreement among Ambrell B.V., Videology Imaging Solutions Europe B.V. (“Videology B.V.”) and the Owner, pursuant to which Ambrell B.V. acquired substantially all of the assets of Videology B.V. for approximately $4.8 million in cash.

Videology US and Videology B.V. are engaged in the business of developing and manufacturing imaging solutions serving medical, industrial, government security and other original equipment manufacturers.

Each of the Asset Purchase Agreements contains customary representations, warranties, restrictive covenants (including non-competition and non-solicitation provisions) and indemnification provisions. An indemnification escrow of $1.2 million was funded at the closing from the proceeds payable to Videology US and is available to the Buyers to satisfy indemnification claims from both Asset Purchase Agreements until June 28, 2023. In addition, the Owner has guaranteed all of the obligations of Videology B.V. pursuant to its Asset Purchase Agreement.

The foregoing descriptions of the terms and conditions of the Asset Purchase Agreements for Videology US and Videology B.V. and the Company’s obligations thereunder are qualified in their entirety by references to the text of such Asset Purchase Agreements, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously disclosed, the Company entered into an Amended and Restated Loan and Security Agreement (the “Credit Agreement”) with M&T Bank on October 15, 2021. On October 28, 2021, the Company entered into a Joinder and Amendment to the Credit Agreement (the “Joinder”) and related agreements with M&T Bank to add the Company’s subsidiary, Videology Imaging Corporation, as a subsidiary guarantor under the Credit Agreement.

The Joinder, Amended and Restated Surety Agreement, Amended and Restated Patents, Trademarks, Copyrights and Licenses Security Agreement, Amended and Restated Delayed Draw Term Note 1, Amended and Restated Delayed Draw Term Note 1A, are filed as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Asset Purchase Agreement among inTEST Corporation, Videology Imaging Corporation, Videology Imaging Solutions, Inc. and Carol Ethier dated October 28, 2021.
2.2*	Asset Purchase Agreement among Ambrell B.V., Videology Imaging Solutions Europe B.V. and Carol Ethier dated October 28, 2021.
10.1
Joinder and Amendment to Amended and Restated Loan and Security Agreement, dated October 28, 2021, among inTEST Corporation, Ambrell Corporation, inTEST Silicon Valley Corporation, inTEST EMS, LLC, Temptronic Corporation, Videology Imaging Corporation and M&T Bank.

10.2
Amended and Restated Surety Agreement, dated October 28, 2021, among Ambrell Corporation, inTEST Silicon Valley Corporation, inTEST EMS, LLC, Temptronic Corporation, Videology Imaging Corporation and M&T Bank.

10.3
Amended and Restated Patents, Trademarks, Copyrights and Licenses Security Agreement, dated October 28, 2021, among inTEST Corporation, Ambrell Corporation, inTEST Silicon Valley Corporation, inTEST EMS, LLC, Temptronic Corporation, Videology Imaging Corporation and M&T Bank.

10.4	Amended and Restated Delayed Draw Term Note 1, dated October 28, 2021.
10.5	Amended and Restated Delayed Draw Term Note 1A, dated October 28, 2021.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

* This filing omits exhibits and schedules pursuant to Item 601(a)(5) of Regulation S-K, which the registrant agrees to furnish supplementary to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By:	/s/ Duncan Gilmour
Duncan Gilmour Chief Financial Officer, Treasurer and Secretary
Date:   November 2, 2021